As filed with the Securities and Exchange Commission on December 3, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                              ---------------------

                           Merit Medical Systems, Inc.
             (Exact name of registrant as specified in its charter)

                   Utah                               87-0447695
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)              Identification No.)


                              ---------------------


                             1600 West Merit Parkway
                            South Jordan, Utah 84095
                    (Address of Principal Executive Offices,
                               including Zip Code)

                              ---------------------


                           MERIT MEDICAL SYSTEMS, INC.
                        1999 OMNIBUS STOCK INCENTIVE PLAN

                              ---------------------

              Kent W. Stanger                           Copy to:
         Chief Financial Officer                     RICHARD G. BROWN
        Merit Medical Systems, Inc.          Parr Waddoups Brown Gee & Loveless
          1600 West Merit Parkway            185 South State Street, Suite 1300
          South Jordan, Utah 84095               Salt Lake City, Utah 84111
              (801) 253-1600                          (801) 532-7840
       (Name, address and telephone
        number, including area code,
            of agent for service)



                         CALCULATION OF REGISTRATION FEE
========================================================================================================================


                                                                    Proposed          Proposed
                                                                    Maximum            Maximum            Amount of
                                            Amount to be         Offering Price       Aggregate       Registration Fee
 Title of Securities to be Registered        Registered           per Share(1)    Offering Price(1)          (1)
------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value...........     1,600,000 shares          $6.72           $10,746,185            $3171
====================================== =======================  ================ =================== ===================

(1)  Estimated  pursuant to Rule  457(h)(1)  and 457(c).  With respect to 96,100 shares of the 1,600,000 being registered, the offering price per share, aggregate offering price and registration fee have been calculated based on the exercise price at which options with respect to such shares may be exercised. With respect to the remaining 1,503,900 shares being registered, for which the offering price is not known, the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low prices for the Registrant's Common Shares as reported by the NASDAQ Stock Market (National Market) as of November 30, 1999.
                                        1

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ----------------


Item 2.  Registrant Information.*
         ----------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

         The  following  documents  filed by Merit  Medical  Systems,  Inc. (the
"Registrant")   with  the   Securities   and  Exchange   Commission  are  hereby
incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999;

         (3) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999;

         (4) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1999;

         (5) The Registrant's Current Report on Form 8-K dated September 7, 1999; and

         (6) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

         Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

         In addition to the  indemnification  provided by Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

         Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

         Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         The Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the law of the State of Utah, indemnify an individual made, or threatened to be made a party to a proceeding because he is or was a director, officer, employee or agent of the Registrant or of another enterprise at the request of the Registrant.

         The Registrant's Articles of Incorporation, as amended and restated, provide that to the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 16-10a-841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.

         The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         See the Exhibit Index on page 9.

Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on November 24, 1999.

                 MERIT MEDICAL SYSTEMS, INC.


                 By:/s/ Fred P. Lampropoulos
                    ---------------------------------------------
                    Fred P. Lampropoulos, Chairman of the Board,
                    President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Fred P. Lampropoulos and Kent W. Stanger, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


             Signature                        Title                                   Date
             ---------                        -----                                   ----

/s/ Fred P. Lampropoulos          Chairman of the Board, President               November 24, 1999
------------------------          and Chief Executive Officer
Fred P. Lampropoulos


/s/ Kent W.Stanger                Secretary-Treasurer, Chief                     November 24, 1999
------------------                Financial Officer and Director
Kent W. Stanger


/s/Michael E. Stillabower         Director                                       November 26, 1999
-------------------------
Michael E. Stillabower

/s/                               Director                                       November __, 1999
---------------
James J. Ellis




/s/                               Director                                       November __, 1999
------------
Rex C. Bean

/s/ Richard W. Edelman            Director                                       November 24, 1999
----------------------
Richard W. Edelman


                           MERIT MEDICAL SYSTEMS, INC.


                                  EXHIBIT INDEX


    Regulation S-K                                                                                       Sequential
      Exhibit No.                                      Description                                        Page No.
----------------------      ----------------------------------------------------------------         ------------------
         4.1*               Articles of  Incorporation  as amended and restated.                                 10
                            (Incorporated herein by reference from the Form 10-Q
                            filed by the  Registrant  for the Quarter ended June
                            30,  1996).  Amendment to Articles of  Incorporation
                            which became effective June 18, 1997.  (Incorporated
                            herein by reference  from the Form 10-Q filed by the
                            Registrant  for the  Quarter  ended June 30,  1997).
                            Amendement to Articles of Incorporation which become
                            effective September 11, 1997.
         4.2*               Bylaws of the Registrant.  (Incorporated by
                            reference from the Form S-18 filed by the
                            Registrant on October 19, 1989).
          5                 Opinion of Parr Waddoups Brown Gee & Loveless,                                       14
                            a professional corporation, as to the legality of the
                            securities offered.
         23.1               Consent of Deloitte & Touche LLP.                                                    15
         23.2               Consent of Parr Waddoups Brown Gee & Loveless,
                            a professional corporation (included in Exhibit No.
                            5).
          24                Powers of Attorney (included on page 7 hereof).
---------------------------------
* Incorporated by reference